                                 LOAN AGREEMENT
                                 --------------

         THIS LOAN AGREEMENT is made this _____ day of ___________, 2003, to be delivered on ______________, 2003, by and between HALIFAX PLAZA ASSOCIATES, L.P., a Delaware limited partnership (the "Borrower"), and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered savings bank (the "Lender").

                                   Background

         Borrower owns or is about to acquire certain real property consisting of approximately 8.5 acres of land located at 3761-3777 Peter's Mountain Road in Halifax Township, Dauphin County, Pennsylvania (the "Premises"), as more fully described in Exhibit A attached hereto and made a part hereof, and the improvements thereon including buildings containing a total of approximately 54,150 square feet (collectively, the "Improvements"), together comprising a retail shopping center known as "Halifax Plaza". The Premises and the Improvements are sometimes collectively referred to herein as the "Project."

         Borrower has requested that Lender make available a credit facility in the principal amount of Four Million Two Hundred Sixty Five Thousand Dollars ($4,265,000) (the "Loan") in order to finance a portion of the cost of the acquisition of the Project and to reimburse Borrower for certain costs and expenses incurred in connection with the acquisition of the Project and the Loan. Lender is willing to extend the Loan to Borrower upon the terms and subject to the conditions hereinafter set forth.

                                    Agreement

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, Borrower and Lender agree as follows:

                                   ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

         1.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural), unless the context hereof otherwise clearly requires:

         "Additional Security" has the meaning ascribed to such term in Section 2.4.

         "Adjusted LIBOR Rate" means (i) the LIBOR Lending Rate plus two hundred ten (210) basis points at all times from and after the Closing Date unless and until the first date after the Closing Date on which the Standard & Poor's Credit Rating for the Giant Lease Guarantor is lower than BBB-, or (ii) the LIBOR Lending Rate plus two hundred fifty (250) basis points at all times from and after the first date following the Closing Date on which the Standard & Poor's Credit Rating for the Giant Lease Guarantor is lower than BBB-.

         "Adjusted Prime Rate" means (i) the Prime Rate minus seventy five (75) basis points at all times from and after the Closing Date unless and until the first date after the Closing Date on which the Standard & Poor's Credit Rating for the Giant Lease Guarantor is lower than BBB-, or (ii) the Prime Rate minus thirty five (35) basis points at all times from and after the first date following the Closing Date on which the Standard & Poor's Credit Rating for the Giant Lease Guarantor is lower than BBB-.

         "Advance" means the advance of the Loan by Lender to Borrower on the Closing Date pursuant to this Agreement.

         "Affiliate" of a Person (the "Specified Person") shall mean (i) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (ii) any executive officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person, and (iii) in the case of a Specified Person who is an individual, any lineal ancestor or lineal descendant of such Specified Person. For purposes of the preceding sentence, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Loan Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

         "Agreement of Sale" means the Agreement for the Sale of Real Estate dated August 2002 between Cedar Operating Partnership, as purchaser, and Mark G. Caldwell, t/d/b/a Caldwell Development Company, as seller, providing for the sale of the Premises and Improvements for the sum of $5,240,000.

         "Approved Lease" has the meaning ascribed to such term in Section 6.8.

         "Assignee" has the meaning ascribed to such term in Section 9.9.

         "Assignments of Lease" has the meaning ascribed to such term in Section 2.3.

         "Borrower" has the meaning ascribed to such term in the preamble of this Agreement.

         "Broker" means, collectively, Phillip Deeter and iCap Realty Advisors.

         "Business Day" means: (i) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Philadelphia, Pennsylvania; (ii) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Loan, any day which is: (A) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City and (B) a London Banking Day; and (iii) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

         "Cedar Operating Partnership" means Cedar Income Fund Partnership, L.P., a Delaware limited partnership.

         "Cedar REIT" means Cedar Income Fund, Ltd., a Maryland corporation, the common stock of which is publicly traded on the NASDAQ securities market.

         "Cedar REIT's Financial Statements" means the Consolidated Balance Sheets of Cedar Income Fund, Ltd., and the Related Consolidated Statements of Operation, Shareholders' Equity and Cash Flows prepared in accordance with GAAP.

         "Closing Date" means the date of execution and delivery of this Agreement as indicated on the first page hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.

         "Default" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.

         "Default Rate" means, with respect to the principal amount of the Loan or any other amounts payable under any of the other Loan Documents, an annual rate equal to the sum of (i) five percent (5%) per annum plus (ii)(A) the interest rate per annum otherwise in effect with respect to such amounts or (B) if no such rate is otherwise in effect with respect to such amounts, the Adjusted Prime Rate.

         "Dollar", "Dollars" and the symbol "$" means lawful money of the United States of America.

         "Eligible Institution" means (i) Lender; (ii) an Affiliate of Lender:
(iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States; and (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $500,000,000; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Institution under this definition.

         "Environmental Agreement" has the meaning ascribed to such term in
Section 2.3.

         "Event of Default" means any of the Events of Default described in
Section 8.1.

         "Existing Leases" has the meaning ascribed to such term in Section 5.2.

         "Existing Management Agreement" has the meaning ascribed to such term in Section 5.2.

         "Existing Manager" means Brentway Management, LLC, a New York limited liability company.

         "Existing Tenants" has the meaning ascribed to such term in Section
5.2.

         "Financing Statements" has the meaning ascribed to such term in Section 2.3.

         "FIRREA" means the Financial Institution's Reform, Recovery and Enforcement Act of 1989, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

         "GAAP" has the meaning ascribed to such term in Section 1.3.

         "General Collateral Assignment" has the meaning ascribed to such term in Section 2.3.

         "Giant Lease" means the Ground Lease Agreement between Borrower, as successor landlord, and Giant Food Stores, Inc., as tenant, dated July 27, 1993, as amended November 1, 1994, covering approximately 32,000 square feet of leasable space on the Premises, as guaranteed by a Lease Guaranty dated July 27, 1993 executed by Giant Lease Guarantor.

         "Giant Lease Guarantor" means Koninklijke Ahold NV, a Netherlands company.

         "Governmental Approvals" has the meaning ascribed to such term in
Section 5.2.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guarantor" means Cedar REIT or Cedar Operating Partnership, and "Guarantors" means both of them.

         "Hedging Contracts" means interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between Borrower and Lender and designed to protect Borrower against fluctuations in interest rates or currency exchange rates, including the Interest Rate Protection Agreements.

         "Hedging Obligations" means, with respect to Borrower, all liabilities of Borrower to Lender under Hedging Contracts.

         "Improvements" has the meaning ascribed to such term in the Background of this Agreement.

         "Indemnitees" has the meaning ascribed to such term in Section 9.11.

         "Interest Payment Date" means, (i) with respect to a LIBOR Rate Loan, the last Business Day of a LIBOR Interest Period, and (ii) with respect to a Prime Rate Loan, the last Business Day of each calendar month.

         "Interest Rate Protection Agreements" has the meaning ascribed to such term in Section 2.3

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, injunction, writ, decree or award of, or any permit. approval or license granted by, any Governmental Authority, including without limitation those relating to tax, zoning, subdivision, building, safety, fire protection, accessibility to, usability by or discrimination against disabled individuals or environmental matters.

         "Lender" has the meaning ascribed to such term in the preamble of this Agreement.

         "LIBOR Interest Period" means:

         (i) initially, the period beginning on (and including) the Closing Date and ending on (but excluding) the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), or

         (ii) if a Prime Rate Loan is converted into a LIBOR Rate Loan pursuant to Section 3.3 or Section 3.4, initially the period beginning on (and including) the conversion date and ending on (but excluding) the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) and, regardless of whether clause (i) above or this clause (ii) is applicable,

         (iii) thereafter, each period commencing on the last day of the next preceding LIBOR Interest Period applicable to a LIBOR Rate Loan and ending one month thereafter:

provided, however, that in any event

               (A) LIBOR Interest Periods for a LIBOR Rate Loan in connection with which Borrower has or may incur Hedging Obligations with Lender shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

               (B) if such LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such LIBOR Interest Period shall end on the first preceding Business Day; and

               (C) no LIBOR Interest Period may end later than the termination of this Agreement.

         "LIBOR Lending Rate" means, relative to any LIBOR Rate Loan to be made, continued or maintained as, or converted into, a LIBOR Rate Loan for any LIBOR Interest Period, an annual interest rate determined pursuant to the following formula:

                                                         LIBOR Rate
                  LIBOR Lending Rate      =              ----------
                                               (1.00 -LIBOR Reserve Percentage)

         "LIBOR Rate" means, relative to a LIBOR Interest Period for a LIBOR Rate Loan, the offered rate for deposits of United States Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated LIBOR Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such LIBOR Interest Period.

         "LIBOR Rate Loan" means the entire outstanding principal balance of the Loan or any portion thereof with respect to which the applicable rate of interest is based upon the LIBOR Rate.

         "LIBOR Rate Loan Prepayment Fee" has the meaning ascribed to such term in Section 4.2.

         "LIBOR Reserve Percentage" means, relative to any day of a LIBOR Interest Period for a LIBOR Rate Loan, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Interest Period.

         "Liquid Assets" has the meaning ascribed to such term in Section 6.2.

         "Loan" has the meaning ascribed to such term in the Background of this Agreement.

         "Loan Documents" has the meaning ascribed to such term in Section 2.3.

         "Loan Fee" has the meaning ascribed to such term in Section 6.17.

         "London Banking Day" means a day on which dealings in United States Dollar deposits are transacted in the London interbank market.

         "Maturity Date" has the meaning ascribed to such term in Section 4.1.

         "McDonald's Lease" means the Ground Lease Agreement between Borrower, as successor landlord, and McDonald's Corporation d/b/a Delaware McDonald's Corporation, as tenant, dated May 28, 1993, covering the McDonald's Premises.

         "McDonald's Premises" means a parcel of land containing approximately 27,500 square feet comprising a portion of the Premises.

         "McDonald's Tenant" means McDonald's Corporation d/b/a Delaware McDonald's Corporation.

         "Mortgage" has the meaning ascribed to such term in Section 2.3.

         "Net Worth" has the meaning ascribed to such term in Section 6.2.

         "Note" means the Promissory Note of Borrower evidencing the Loan, together with any allonges thereto, from time to time; and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Obligations" shall mean all indebtedness, obligations and liabilities of Borrower to Lender from time to time arising under or in connection with or related to or evidenced by or secured by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of the Advance (whether or not the Advance was made in compliance with the terms and conditions of this Agreement or in excess of the obligation of Lender to lend), any and all Hedging Obligations, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

         "Person" means an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.

         "Premises" has the meaning ascribed to such term in the Background of this Agreement.

         "Prime Interest Period" means the period beginning on (and including) the date on which a Prime Rate Loan is made or on which a LIBOR Rate Loan is converted into a Prime Rate Loan pursuant to Article 3 and ending on (but excluding) the date when such Prime Rate Loan is converted into a LIBOR Rate Loan pursuant to Article 3.

         "Prime Rate" means the annual interest rate publicly announced by Lender from time to time as its prime rate. The Prime Rate is determined from time to time by Lender as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Prime Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

         "Prime Rate Loan" means the entire outstanding principal balance of the Loan or any portion thereof with respect to which the applicable rate of interest is based upon the Prime Rate.

         "Principal Payment Date" means the last Business Day of each calendar month.

         "Project" has the meaning ascribed to such term in the Background of this Agreement.

         "Surety Agreement" has the meaning ascribed to such term in Section
2.3.

         "Taxes" means any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any federal, state, local or foreign taxing authority.

         1.2. Construction. In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

               (a) references to the plural include the singular, the singular the plural and the part the whole;

               (b) "or" has the inclusive meaning represented by the phrase "and/or;"

               (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

               (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

               (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes, without limitation" and "including, without limitation," respectively whether or not stated; and

               (f) references to "determination" (and similar terms) by Lender include good faith estimates by Lender (in the case of quantitative determinations) and good faith beliefs by Lender (in the case of qualitative determinations).

No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect.

         1.3. Accounting Principles.

               (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth herein as to consolidation) in the United States, applied on a consistent basis. When the word "consolidated" is used in this Agreement. it shall be used in a manner consistent with generally accepted accounting principles in the United States.

               (b) Except as otherwise provided in this Agreement (including
Section 6.2), all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided that if because of a change in GAAP after the Closing Date Borrower would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with Borrower's previous accounting principles, methods and policies unless otherwise agreed by Lender.

                                   ARTICLE 2
                                   THE LOAN

         2.1. Commitment to Lend. Subject to the terms, provisions and conditions contained in this Agreement, Lender agrees to make the Advance of the Loan to Borrower on the Closing Date. The Advance shall not exceed the stated principal amount of the Loan.

         2.2. Promissory Note. Borrower's obligation to repay the Loan with interest in accordance with the terms of this Agreement shall be evidenced by the Note payable to the order of Lender.

         2.3. Loan Documents. As security for the Note and the performance by Borrower of all its obligations hereunder and thereunder, the following documents are being executed and delivered to Lender simultaneously herewith:

               (a) An Open-end Mortgage and Security Agreement dated this date (as amended, modified or supplemented from time to time, the "Mortgage") executed by Borrower in favor of Lender, encumbering the Premises, the improvements now or hereafter erected thereon, including the Improvements, and all building materials, equipment. furniture and fixtures necessary or incidental to the operation, use, and maintenance thereof, and all renewals and replacements thereof or additions thereto, all as more specifically described in the Mortgage;

               (b) An Assignment of Leases and Rents dated this date (as amended, modified or supplemented from time to time, the "Assignment of Leases") executed by Borrower in favor of Lender, assigning to Lender all of Borrower's right, title and interest in and to all existing and future leases of all or any part of the Project, including Approved Leases;

               (c) A General Collateral Assignment and Security Agreement dated this date (as amended, modified or supplemented from time to time, the "General Collateral Assignment") executed by Borrower in favor of Lender, pursuant to which Borrower assigns to Lender all of Borrower's right, title and interest in and to all contracts, management agreements, licenses, permits, approvals, guarantees, and similar items with respect to the ownership, construction, rehabilitation and operation of the Project;

               (d) An Environmental Indemnity Agreement dated this date (as amended, modified or supplemented from time to time, the "Environmental Agreement") executed by Borrower in favor of Lender, pursuant to which Borrower provides certain assurances and indemnities to Lender with respect to environmental matters;

               (e) One or more Agreements dated this date (as amended, modified or supplemented from time to time, the "Interest Rate Protection Agreements") executed by Borrower and Lender pursuant to which the interest rate applicable to the Loan is effectively converted from being based upon the LIBOR Lending Rate or Prime Rate under this Agreement to being based upon a fixed interest rate between the Closing Date and the Maturity Date, subject to the provision that if Borrower makes a prepayment on account of the Loan as a result of the sale of the McDonald's Premises pursuant to Section 2.5, the effective interest rate conversion with respect to an amount equal to the McDonald's Sale Prepayment Amount of the Advance shall terminate on such sale.

               (f) Financing Statements (as amended, modified or supplemented from time to time, the "Financing Statements") executed by Borrower in favor of Lender, pursuant to which the personal property security interests granted to Lender in the Loan Documents are to be perfected; and

               (g) A Guaranty and Suretyship Agreement dated this date (as amended, modified or supplemented from time to time, the "Surety Agreement") executed by Guarantors in favor of Lender, pursuant to which Guarantors guarantee and become sureties to Lender for the payment and performance of certain of Borrower's obligations under this Agreement and under the other Loan Documents in accordance with the terms and conditions set forth therein.

Borrower shall execute and deliver such additional documents and instruments as Lender shall reasonably require in order to perfect Lender's lien on or security interest in the foregoing property. This Agreement, the Note, the Mortgage, the Assignment of Leases, the General Collateral Assignment, the Environmental Agreement, the Financing Statements, the Surety Agreement, any Hedging Contracts (including the Interest Rate Protection Agreements), and all other agreements and instruments evidencing or securing the Loan, in each case as the same may be amended, modified or supplemented from time to time hereafter, are hereinafter collectively referred to as the "Loan Documents". All of the Loan Documents shall be in form and substance satisfactory to Lender, and all necessary filing and recording fees with respect thereto shall be paid by Borrower.

         2.4. Additional Security.

               (a) As additional security for the Note and all of Borrower's obligations thereunder and hereunder, Borrower hereby irrevocably pledges and assigns to Lender and grants to Lender a first lien security interest in all of its right, title and interest in and to (i) any Hedging Contracts, (ii) all Loan funds held by Lender, whether or not disbursed, (iii) all funds deposited by Borrower with Lender or its designee under this Agreement or otherwise, (iv) all other bank accounts of Borrower maintained at Lender and all reserves established by Borrower and maintained at Lender, deferred payments due to Borrower, deposits by Borrower, refunds due to Borrower and payments to Borrower of any kind relating to the Project (collectively, the "Additional Security").

               (b) Borrower shall execute and deliver such additional documents and instruments as Lender reasonably shall require in order to perfect Lender's lien on or security interest in any of the Additional Security, including a photocopy or reproduction of this Agreement (which shall be deemed to be a security agreement under the Uniform Commercial Code) or any Financing Statement. Borrower hereby appoints Lender or its designee as attorney-in-fact for Borrower for the purpose of carrying out the foregoing provisions and the taking of any action and the execution of any instrument which Lender may reasonably deem necessary or appropriate to accomplish the purposes thereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

         2.5. Release of Security. Lender shall release the McDonald's Premises from the lien of the Mortgage at the time of and in conjunction with the closing for the sale of the McDonald's Premises by Borrower to the McDonald's Tenant pursuant to the McDonald's Lease, subject to the satisfaction of the following conditions:

               (a) Lender shall have received evidence satisfactory to it that the McDonald's Premises is a legally subdivided parcel of land which can be transferred and conveyed separately from and independently of the balance of the Premises;

               (b) The McDonald's Lease is terminated at the time of the closing for the sale of the McDonald's Premises and Borrower and Lender are released from any and all liability in connection with the McDonald's Lease;

               (c) Borrower pays to Lender as a prepayment on account of the Loan (which prepayment shall not require payment of any LIBOR Rate Loan Prepayment Fee) an amount (the "McDonald's Sale Prepayment Amount") equal to the greater of (i) $300,000 or (ii) the net proceeds from such sale ("net proceeds", for this purpose, meaning the gross sales price, less and except only Borrower's portion of applicable transfer taxes, Borrower's sales commission and normal pro rations and adjustments);

               (d) Borrower pays all reasonable costs and expenses incurred by Lender in connection with reviewing the conditions for such release, the preparation of appropriate documentation and recording fees; and

               (e) No Event of Default, and no event or circumstance which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred prior to, or is in existence on, the date of such closing.

                                   ARTICLE 3
                            INTEREST RATE PROVISIONS

         3.1. Interest Rates.

               (a) Adjusted LIBOR Rates. Subject to the provisions of subsection
(b) hereof and Sections 3.3 and 3.4, the principal balance of the Loan outstanding from time to time shall bear interest at the Adjusted LIBOR Rate. On the Closing Date with respect to the initial LIBOR Interest Period and thereafter not later than the first day of each successive LIBOR Interest Period, Lender shall notify Borrower of the Adjusted LIBOR Rate applicable to such LIBOR Interest Period.

               (b) Default Rate. The principal balance outstanding under the Loan and any other amounts payable under any of the Loan Documents from time to time shall bear interest at the Default Rate (i) following the occurrence and during the continuance of an Event of Default (regardless of whether payment of the Loan has been accelerated) and (ii) unless the term of the Loan is extended pursuant to written agreement between Borrower and Lender, between the Maturity Date and the date on which the Loan is paid in full.

               (c) Usurious Rate. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Loan or otherwise shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the Closing Date; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of the Loan Documents to contract in strict compliance with the applicable laws from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

         3.2. Computation of Interest. Interest shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

         3.3. LIBOR Rate Lending Unlawful. If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law) makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for Lender to make, continue or maintain any LIBOR Rate Loan as a LIBOR Rate Loan of a certain duration, the obligation of Lender to make, continue or maintain any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and any LIBOR Rate Loan of such type automatically shall convert into a Prime Rate Loan at the end of the then current LIBOR Interest Period with respect thereto or sooner, if required by such law or assertion.

         3.4. LIBOR Rate Lending Impractical. If Lender shall have determined that

               (a) United States Dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to Lender in the London interbank market, or

               (b) by reason of circumstances affecting Lender in the London interbank market, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to a LIBOR Rate Loan, or

               (c) LIBOR no longer adequately reflects Lender's cost of funding loans,

then, upon notice from Lender to Borrower, the obligations of Lender under
Section 3.1(a) to make or continue the Loan as a LIBOR Rate Loan shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and such LIBOR Rate Loan automatically shall convert into a Prime Rate Loan at the end of the then current LIBOR Interest Period with respect thereto or sooner, if required by such circumstances.

         3.5. Increased Costs Due to Borrower. In addition to the LIBOR Rate Loan Prepayment Fee, Borrower agrees to reimburse Lender (without duplication) for any increase in the cost to Lender, or reduction in the amount of any sum receivable by Lender, in respect, or as a result of

               (a) any conversion or repayment or prepayment of the principal amount of a LIBOR Rate Loan on a date other than the scheduled last day of the LIBOR Interest Period applicable thereto, whether pursuant to Sections 3.1(a) or
4.2 or otherwise, or

               (b) any cost associated with marking to market any Hedging Obligations that (in the reasonable determination of Lender) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of a LIBOR Rate Loan on a date other than the scheduled last day of the LIBOR Interest Period applicable thereto, whether pursuant to Sections 3.1(a) or 4.2 or otherwise.

Lender promptly shall notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrower to Lender within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower. Borrower understands, agrees and acknowledges that (i) Lender does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Loan Prepayment Fee, and other funding losses incurred by Lender. Borrower further agrees to pay the LIBOR Rate Loan Prepayment Fee and other funding losses, if any, whether or not Lender elects to purchase, sell and/or match funds.

         3.6. Increased Costs Due to Change in Law. If on or after the Closing Date the adoption of any applicable Law (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

               (a) shall subject Lender to any Taxes, duty or other charge with respect to a LIBOR Rate Loan or its obligation to make a LIBOR Rate Loan, or shall change the basis of taxation of payments to Lender of the principal of or interest on a LIBOR Rate Loan or any other amounts due under this Agreement in respect of a LIBOR Rate Loan or its obligation to make a LIBOR Rate Loan (except for the introduction of, or change in the rate of, tax on the overall net income of Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which Lender is organized or in which Lender's principal executive office is located), or

               (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the London interbank market any other condition affecting a LIBOR Rate Loan or its obligation to make a LIBOR Rate Loan, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement with respect thereto, by an amount reasonably deemed by Lender to be material, then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. A change in law which results in a change in the LIBOR Reserve Percentage shall not result in a duplicate payment under this Section 3.6.

         3.7. Increased Capital Costs of Lender. If any change in, or the adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects the amount of capital required to be maintained by Lender or Person controlling Lender, and Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Loan and other loans to Borrower and its Affiliates is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrower, Borrower within thirty (30) days of such notice shall pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower. In determining such amount, Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         3.8. Taxes.

               (a) All payments by Borrower of principal of, and interest on, a LIBOR Rate Loan and all other amounts payable under this Agreement shall be made free and clear of and without deduction for any Taxes (other than franchise taxes and taxes imposed on or measured by Lender's net income or receipts). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any such Taxes pursuant to any applicable law, rule or regulation, then Borrower will

                   (i) pay directly to the relevant authority the full amount required to be so withheld or deducted,

                   (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority, and

                   (iii) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

               (b) If any such Taxes are directly asserted against Lender with respect to any payment received by Lender under this Agreement, Lender may pay such Taxes and Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by Lender after the payment of such Taxes (including any such Taxes on such additional amount) shall equal the amount Lender would have received had not such Taxes been asserted.

               (c) If Borrower fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental amount of such Taxes, interest or penalties that may become payment by Lender as a result of any such failure.

                                   ARTICLE 4
                     LOAN PAYMENT PROVISIONS; MATURITY DATE

         4.1. Interest and Principal Payments; Maturity Date.

               (a) Interest on the unpaid principal balance of the Loan outstanding from time to time at the applicable Adjusted LIBOR Rate and/or Adjusted Prime Rate determined pursuant to Article 3 shall accrue for and during the applicable LIBOR Interest Period and/or Prime Interest Period, as applicable, and shall be payable on each applicable Interest Payment Date beginning with the first Interest Payment Date following the Closing Date.

               (b) Installments on account of the unpaid principal balance of the Loan outstanding from time to time shall be payable on each Principal Payment Date beginning with the first Principal Payment Date following the Closing Date. The amount of each such installment shall be Seven Thousand Five Hundred Dollars ($7,500).

               (c) The unpaid principal balance of the Loan then outstanding together with all accrued and unpaid interest shall become due and payable on the date which is eighty-four (84) months after the Closing Date ("Maturity Date").

         4.2. Prepayments.

               (a) Right of Prepayment; Notice. Borrower shall have the right to prepay all or any portion of the unpaid principal balance of the Loan and Borrower shall have the obligation to prepay a portion of the unpaid principal balance of the Loan subject to and in accordance with Section 2.5, in either case provided Borrower shall give Lender, no later than 10:00 a.m., New York City time, at least ten (10) Business Days' notice of any proposed prepayment, specifying the proposed date of payment and the principal amount to be paid.

               (b) Prepayment Penalty. A Prime Rate Loan may be prepaid without penalty or premium. A LIBOR Rate Loan may be prepaid upon the terms and conditions set forth herein. For a LIBOR Rate Loan in connection with which Borrower has or may incur Hedging Obligations, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts. Each partial prepayment of the principal amount of a LIBOR Rate Loan shall be in an integral multiple of $100,000 and accompanied by the payment of all charges outstanding on such a LIBOR Rate Loan and of all accrued interest on the principal repaid to the date of payment. Borrower acknowledges that prepayment or acceleration of a LIBOR Rate Loan during a LIBOR Interest Period shall result in Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of a LIBOR Rate Loan shall be accompanied by, and Borrower hereby promises to pay, on each date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all sums then owing, an amount ("LIBOR Rate Loan Prepayment Fee") determined by Lender pursuant to the following formula:

                   (i) the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the LIBOR Interest Period as to which prepayment is made, subtracted from

                   (ii) the Adjusted LIBOR Rate applicable to the LIBOR Rate Loan being prepaid.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

                   (iii) the amount of the LIBOR Rate Loan being prepaid.

The resulting amount shall be divided by:

                   (iv) three hundred sixty(360)

and multiplied by:

                   (v) the number of days remaining in the LIBOR Interest Period as to which the prepayment is being made.

Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining on the LIBOR Interest Period for the LIBOR Rate Loan being prepaid.

The resulting amount of these calculations shall be the LIBOR Rate Loan Prepayment Fee.

               (c) Application of Payments. Any payment, whether voluntary or involuntary, shall be applied (i) first to the payment of all fees, expenses and other amounts which may be payable to Lender under the Loan Documents up to the date of such payment (excluding principal and interest), (ii) then to accrued and unpaid interest under the Loan up to the date of such payment, and (iii) then to the outstanding principal balance of the Loan, which payments shall be applied to principal installments in the inverse order of their maturity. The acceptance of any prepayment (other than full payment) when there is an Event of Default in existence under any of the Loan Documents shall not constitute a waiver, release or accord and satisfaction thereof or of any rights with respect thereto by Lender.

         4.3. Late Payment Charge. There shall be a late payment charge computed at the rate of five cents ($.05) for each dollar (or part thereof) of any principal or interest amount not paid within ten (10) days after its due date.

         4.4. Payments by Borrower in General.

               (a) Time, Place and Manner. All payments due to Lender under the Loan Documents shall be made to Lender at the office designated for Lender in
Section 9.1 or to such other Person or at such other address as Lender may designate by prior written notice to Borrower. Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day.

               (b) No Reductions. All payments due to Lender under this Agreement and the other Loan Documents, shall be made by Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, hold back, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

               (c) Authorization to Charge Accounts. Borrower hereby authorizes Lender to charge any amounts due under this Agreement against the operating account of Borrower with Lender.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         5.1. Relating to Borrower and its Affiliates. Borrower represents and warrants to Lender that:

               (a) (i) Borrower is a single purpose limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own and operate the Project, and has qualified to transact business in, and is validly subsisting under the laws of, the Commonwealth of Pennsylvania. The sole general partner of Borrower is CIF-Halifax Plaza Associates, LLC, a Delaware limited liability company, and the sole limited partner of Borrower is Fairport Associates, L.P., a Delaware limited partnership. True and correct copies of Borrower's Partnership Agreement and Certificate of Limited Partnership, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the Closing Date. None of the ownership interests of Borrower has been offered, issued, distributed or sold in violation of any state or federal securities laws.

                   (ii) CIF-Halifax Plaza Associates, LLC is a single purpose limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to act as the sole general partner of Borrower. The sole member of CIF-Halifax Plaza Associates, LLC is Cedar Operating Partnership. True and correct copies of CIF-Halifax Plaza Associates, LLC's Limited Liability Company Agreement and Certificate of Formation, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the Closing Date. None of the ownership interests of CIF-Halifax Plaza Associates, LLC has been offered, issued, distributed or sold in violation of any state or federal securities laws.

                   (iii) Fairport Associates, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to act as the sole limited partner of Borrower. CIF-Fairport Associates, LLC, a Delaware limited liability company, is the sole general partner and the legal and beneficial owner of at least 17.6% of the ownership interests of Fairport Associates, L.P. True and correct of Fairport Associates, L.P.'s Partnership Agreement and Certificate of Limited Partnership, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the date of this Agreement. None of the ownership interests of Fairport Associates, L.P. has been offered, issued, distributed or sold in violation of any state or federal securities laws.

                   (iv) CIF-Fairport Associates, LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to act as the sole general partner of Fairport Associates, L.P. The sole member of CIF-Fairport Associates, LLC is Cedar Operating Partnership. True and correct copies of CIF-Fairport Associates, LLC's Limited Liability Company Agreement and Certificate of Formation, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the Closing Date. None of the ownership interests of CIF-Fairport Associates, LLC has been offered, issued, distributed or sold in violation of any state or federal securities laws.

                   (v) Cedar Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to act as the sole member of CIF-Halifax Plaza Associates, LLC and CIF-Fairport Associates, LLC. Cedar REIT is the sole general partner and the legal and beneficial owner of at least twenty percent (20%) of the ownership interests of Cedar Operating Partnership. True and correct copies of Cedar Operating Partnership's Partnership Agreement and Certificate of Limited Partnership, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the date of this Agreement. None of the ownership interests of Cedar Operating Partnership has been offered, issued, distributed or sold in violation of any state or federal securities laws.

                   (vi) Cedar REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power and authority to act as the sole general partner of Cedar Operating Partnership. The shares of common stock of Cedar REIT are publicly traded on the NASDAQ securities market. Cedar REIT qualifies as a "real estate investment trust" under the Code. True and correct copies of Cedar REIT's Certificate of Incorporation and Bylaws, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the Closing Date. None of the shares of stock or other ownership interests of Cedar REIT has been offered, issued, distributed or sold in violation of any state or federal securities laws.

                   (vii) Existing Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the New York and has the power and authority to manage the Project pursuant to the Existing Management Agreement. Existing Manager has qualified to transact business in, and is subsisting under the laws of, the Commonwealth of Pennsylvania. Leo S. Ullman is the chief executive officer of Existing Manager and the legal and beneficial owner of the majority of the ownership interests in Existing Manager. True and correct copies of Existing Manager's Certificate of Formation and Operating Agreement, together with any and all amendments thereto, have been furnished to Lender and the same are in full force and effect as of the Closing Date.

               (b) Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Without limiting the generality of the foregoing, Borrower: (i) has the power to engage in all the transactions contemplated by this Agreement, and (ii) has full power, authority and legal right to execute and deliver, and to comply with the provisions of this Agreement and the other Loan Documents to be executed by Borrower and all other documents relating hereto or thereto, which documents constitute the legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar Laws of general application affecting the enforcement of creditor's rights.

               (c) There is no suit, action, proceeding or investigation pending or, to the knowledge of Borrower, threatened against or affecting Borrower or, to the best of Borrower's knowledge after diligent inquiry, the Project. There is no suit, action, proceeding or investigation pending or to the knowledge of Borrower threatened against Borrower or Guarantors which, if adversely resolved, would: (i) adversely affect the Project, (ii) adversely affect the ability of Borrower to perform its obligations under the Loan Documents or the ability of Guarantors to perform any of their obligations under the Surety Agreement, as applicable, or (iii) adversely affect the business, operations, condition (financial or otherwise) or prospects of Borrower or Guarantors.

               (d) No consent, approval or other authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution or delivery by Borrower of this Agreement or any other Loan Document or compliance with the provisions hereof or thereof.

               (e) Neither the execution nor delivery of this Agreement or any other Loan Document will conflict with or result in a breach of any applicable Law of any court, administrative agency or other Governmental Authority, or of any agreement or other instrument to which Borrower is a party or by which it is bound, or constitute a default under any thereof, or except as expressly contemplated herein, to the best of Borrower's knowledge after diligent inquiry, result in the creation or imposition of any lien, charge or encumbrance upon part of the Project.

               (f) The financial statements of Guarantors, copies of which have been furnished to Lender, fairly and accurately reflect the respective financial conditions of Guarantors as of the dates thereof, and there has been no material adverse change in the financial condition of Guarantors since such dates.

               (g) Any and all federal, state and local income tax returns required to have been filed by Guarantors have been filed, or extensions for the filing thereof have been filed, and all taxes reflected upon any such tax returns, all past due taxes, interest and penalties and all estimated payments required to be paid to date have been paid.

               (h) Neither Borrower nor either Guarantor has applied for or consented to the appointment of a receiver, trustee or liquidator of itself or any of its property, admitted in writing its inability to pay debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by it for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or either Guarantor or all or a substantial part of the assets of Borrower or either Guarantor, or appointing a receiver, sequestrator, trustee or liquidator of it or any of its property.

               (i) Borrower has not entered into the Loan with the intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and, immediately following the execution and delivery of the Loan Documents, will exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

               (j) Borrower is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code.

               (k) Borrower has not dealt with any broker, agent or other intermediary in connection with the Loan other than Broker.

               (l) No Event of Default has occurred and is continuing or exists under this Agreement or any other Loan Document and, to Borrower's knowledge, no event has occurred and is continuing or exists that, with the passage of time or giving of notice or both, will constitute an Event of Default hereunder or under any other Loan Document.

         5.2. Relating to the Project. Borrower represents and warrants to Lender that:

               (a) Borrower owns good and marketable fee simple title to the Project, subject to no lien, charge or encumbrance except such as are listed as exceptions to title or exclusions from coverage in the title insurance policy being issued to Lender concurrently with the execution of the Mortgage and pursuant to Section 7.2(d). The aggregate purchase price paid by Borrower for the Project was $5,240,000. Borrower has delivered to Lender true, correct and complete copies of the Agreement of Sale and Deed for the Project.

               (b) All personal property with respect to which Borrower has granted to Lender a security interest pursuant to any of the Loan Documents is otherwise owned by Borrower free and clear of all liens, encumbrances and security interests.

               (c) (i) The Project is subject to the leases listed and described on Exhibit B attached hereto and made a part hereof ("Existing Leases"), including without limitation the Giant Lease and the McDonald's Lease. Except for the Existing Leases, the Project is not subject to any other leases, occupancy rights or similar arrangements. To the best of Borrower's knowledge after diligent inquiry, except as may be set forth in Exhibit B, none of the Existing Leases has been amended, modified or supplemented in any respect or terminated or canceled. To the best of Borrower's knowledge after diligent inquiry, the Existing Leases represent the entire agreements between Borrower and the respective applicable tenants ("Existing Tenants") with respect to the lease of the portions of the Project covered thereby. Each of the Existing Leases is in full force and effect. Borrower knows of no material defaults under Existing Leases in the aggregate which, in the judgment of Lender, could have a material adverse effect on the financial condition of Borrower or the Project. To the best of Borrower's knowledge after diligent inquiry, there are no existing defenses or offsets against the obligation to pay the rents or other charges due under any of the Existing Leases or against the enforcement of any of the Existing Leases by Borrower. Except as may be set forth in Exhibit B, there are no agreements covering free rent, partial rent, rebate of rental payments or any other type of rental concessions with respect to any of the Existing Leases. Except for the McDonalds Lease, none of the Existing Leases contains any options or rights of first refusal to purchase any portion or all of the Project in favor of a tenant. There have not been any prepayments of any rent under any of the Existing Leases. Except as may be set forth in Exhibit B, there is no provision for the payment of any security deposit under any of the Existing Leases. Borrower has not mortgaged, assigned, pledged, granted a security interest in or otherwise encumbered its interest in any of the Existing Leases in favor of any person or entity other than Lender.

                   (ii) Borrower has delivered to Lender a rent roll for the Project dated within thirty (30) days of the Closing Date, in form and substance reasonably satisfactory to Lender and certified as true and correct by Cedar Operating Partnership. To the best of Borrower's knowledge, after due inquiry into and analysis of the historical operating expenses of the Project for the twelve (12) month period immediately preceding the effective date of such rent roll, the Net Operating Income (based upon such rent roll and such historical operating expenses) is equal to or more than $490,000 and the Debt Service Coverage Ratio is more than 1.25 to 1.

               (d) Borrower has delivered to Lender a true, correct and complete copy of the Management Agreement dated the date of this Agreement between Borrower and Existing Manager ("Existing Management Agreement"). There are no other management agreements to which Borrower is a party relating to the Project. The Existing Management Agreement has not been amended, modified or supplemented in any respect or terminated or canceled. The Existing Management Agreement represents the entire agreement between Borrower and Existing Manager with respect to the management of the Project. The Existing Management Agreement is in full force and effect, there are no defaults thereunder, and Borrower knows of no events or conditions which, with passage of time or notice or both, would constitute a default thereunder.

               (e) No notice of taking by eminent domain or condemnation of any part of the Project has been received, and Borrower has no knowledge that any such proceeding is contemplated. No part of the Project has been damaged or injured as a result of any fire, explosion, accident, flood, or other casualty which is not now fully restored.

                   (f) To the best of Borrower's knowledge after diligent inquiry, the Premises abut and has direct access to a legally open public right of way. All streets necessary for the full utilization of the Project for its intended purposes have been completed. All costs of street improvements to be completed by Borrower have been paid.

                   (g) To the best of Borrower's knowledge after diligent inquiry, electricity, public potable water and public sanitary and storm sewerage facilities and natural gas service are connected to the Premises and are of sufficient capacity to service the Improvements, and all costs for installing and connecting such utilities (including tap-in and connection fees) have been paid.

                   (h) To the best of Borrower's knowledge after diligent inquiry, all necessary approvals from the Governmental Authorities having jurisdiction over the Project (the "Governmental Approvals") have been obtained for the development, ownership and operation of the Project, are final and not subject to approval and remain in full force and effect. Borrower has satisfied all conditions imposed by any Governmental Authority on the grant of the Governmental Approvals. To the best of Borrower's knowledge after diligent investigation, the ownership and operation of the Project are in compliance with all applicable Laws.

                   (i) No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which materially adversely affects, or, as far as Borrower can foresee, might materially adversely affect, the Project or the business operations or condition (financial or otherwise) of Borrower.

         5.3. Survival of Representations. All of the representations and warranties of Borrower in this Agreement shall survive the making of this Agreement and shall be continuing.

                                   ARTICLE 6
                                   COVENANTS

         6.1. Financial Statements; Tax Returns. Borrower shall deliver or cause to be delivered to Lender:

               (a) Within ninety (90) days after the end of each fiscal year of Borrower, annual financial statements for Borrower for and as of the end of such year, including a balance sheet, a statement of income and expense, a cash flow statement and a rent roll for the Project, which shall be prepared on a compilation basis by the Controller of Cedar Operating Partnership and certified as true and correct by Cedar Operating Partnership;

               (b) Within ten (10) days after filing with the Securities Exchange Commission, any quarterly or annual report, or any interim Form 8-K, as the case may be, financial statements for Cedar REIT and Cedar Operating Partnership, on a consolidated basis, for and as of the end of such year, including a balance sheet, a statement of income and expense and a cash flow statement, prepared on a GAAP basis and audited by an independent certified public accounting firm acceptable to Lender;

               (c) Within ten (10) days after each filing of it to the Securities Exchange Commission, a copy of Cedar REIT's Form 10-K as so filed.

               (d) Within thirty (30) days after the end of each quarter-annual fiscal period of Borrower, a statement of income and expense, a rent roll and a security deposit inventory for the Project, which shall be prepared by management of Borrower and certified as true and correct by Cedar Operating Partnership, together with evidence of payment of all real estate taxes that became due and payable during such period;

               (e) Within thirty (30) days after the filing thereof, copies of federal and state income tax returns for Borrower and Guarantors, in each case certified as true and correct copies of such returns as filed by the preparer thereof.

               (f) Such other financial information regarding Borrower and Guarantors as Lender may reasonably request from time to time.

All such financial information shall be in a form reasonably acceptable to Lender.

         6.2. Financial Covenants.

               (a) (i) At all times during the term of the Loan, Guarantors, collectively, shall maintain a Net Worth of at least Thirteen Million Dollars ($13,000,000) and Liquid Assets of at least One Million Dollars ($1,000,000). The financial information provided with respect to Guarantors pursuant to
Section 6.1 shall include specific calculations of Net Worth and Liquid Assets as required by this Section 6.2 on an annual basis. Compliance or non-compliance, as the case may be, with the foregoing covenants regarding Net Worth and Liquid Assets shall be certified by Guarantors on a semi-annual basis within ninety (90) days after each June 30 and December 31.

                   (ii) For purposes hereof: (A) "Net Worth" shall mean, at any particular time, an amount equal to the difference between all tangible assets and all liabilities, as certified by Guarantors, on a fair market value basis (which fair market value determination shall be reasonably acceptable to Lender) with respect to income producing real estate assets, on a cost basis with respect to non-income producing real estate assets and on the basis of tax accounting principles with respect to assets other than real estate assets, as shown (absent error) on the line captioned "Total Shareholders' Equity in the Company and limited partner's (equity) interest in Operating Partnership and minority interest" on Cedar REIT's Financial Statements; and (B) "Liquid Assets" shall mean, at any particular time, an amount equal to the sum of all unencumbered and unrestricted cash and equivalents and all unencumbered and unrestricted marketable securities, as certified by Guarantors, as shown (absent error) on the line captioned "[unrestricted] cash and cash equivalents" on Cedar REIT's Financial Statements.

               (b) At all times during the term of the Loan, the Debt Service Coverage Ratio shall be equal to or more than 1.25 to 1. The financial information provided with respect to Borrower pursuant to Section 6.1 shall include an annual Debt Service Coverage Determination. Compliance or non-compliance, as the case may be, with the foregoing Debt Service Coverage Ratio requirement shall be certified by Guarantors.

         6.3. Debt Service Coverage Determinations.

               (a) Borrower shall deliver to Lender, with respect to (i) the verification of the representation and warranty set forth in Section 5.2(c)(ii), and (ii) the financial covenant set forth in Section 6.2(b), financial information setting forth the basis for and calculation of Borrower's Net Operating Income and Debt Service Coverage Ratio, which information provided by Borrower to Lender shall be subject to review and confirmation by Lender and notice thereof from Lender to Borrower ("Debt Service Coverage Determination").

               (b) For purposes hereof:

                   (i) "Debt Service Coverage Ratio" shall mean, for a particular twelve (12) month period, the ratio of Net Operating Income for such twelve (12) month period to Debt Service for such twelve (12) month period;

                   (ii) "Net Operating Income" shall mean the lesser of (A) an amount equal to the projected gross income (including any expense reimbursements) determined on a cash basis with respect to the Project, consisting of, without duplication, income from the Approved Leases (but only to the extent the tenants thereunder are in occupancy, the rents thereunder are not more than thirty (30) days past due and no notices of termination or intent to vacate thereunder have been made, all as of the time such Debt Service Coverage Determination is made) for the following twelve (12) month period determined on an annualized basis based upon actual results for the immediately preceding twelve (12) month period and any known variations applicable to the following twelve (12) month period, or (B) an amount equal to ninety-five percent (95%) of such gross income which would be received by Borrower if one hundred percent (100%) of the leasable area of the Project was leased at the same relative rental rates, in either case less projected operating expenses relating to the Project for the following twelve month period determined on an annualized basis based upon actual results for the immediately preceding twelve (12) month period and any known variations applicable to the following twelve (12) month period, which operating expenses shall be reasonable and customary for similar properties in the same geographic area as the Project and shall include management fees pursuant to the Existing Management Agreement or other management agreement acceptable to Lender or management fees equal to five percent (5%) of such projected gross income, whichever are greater, and reserves for capital repairs and replacements in an amount equal to fifteen cents ($0.15) per square foot of leasable area of the Project, but shall not include Debt Service, any income taxes or non-cash items; and

                   (iii) "Debt Service" shall mean an amount equal to the projected total principal and interest payments which would be made under the Loan for the immediately following twelve (12) month period (in the case of the interest payments, based upon and assuming an interest rate equal to the interest rate applicable under the Interest Rate Protection Agreements plus the Adjusted LIBOR Rate spread applicable to the Loan on the effective date of the Debt Service Coverage Determination). For purposes of the Debt Service Coverage Determination being made to verify the representation and warranty set forth in
Section 5.2(c)(ii), the effective date of such Debt Service Coverage Determination shall be the Closing Date.

         6.4. Reports. Borrower shall deliver or cause to be delivered to
Lender:

               (a) As soon as possible after Borrower has knowledge of the occurrence of any Default or Event of Default, a written statement by Borrower setting forth details of such Default or Event of Default, stating whether or not the same is continuing, and if so, the action that Borrower proposes to take with respect thereto;

               (b) Immediately after receiving notice thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, if an adverse result thereof could impose uninsured liability in excess of $25,000 on Borrower or Guarantors, or otherwise have a material adverse effect on the financial condition, prospects, property or business of Borrower or Guarantors; and

               (c) Such other information regarding the business, properties, condition and operations (financial or otherwise) of Borrower and Guarantors as Lender may at any time and from time to time reasonably request be furnished to it.

         6.5. Maintenance of Existence; Composition; Business.

               (a) (i) Borrower shall maintain its existence as a single purpose Delaware limited partnership, and shall maintain CIF-Halifax Plaza Associates, LLC as its sole general partner and Fairport Associates, L.P., as its sole limited partner. Borrower shall not permit CIF-Halifax Plaza Associates, LLC or Fairport Associates, L.P. to pledge, assign or grant a security interest in or otherwise transfer any ownership interest in Borrower except as may be otherwise specifically permitted in Section 6.6.

                   (ii) Borrower shall cause Fairport Associates, L.P. to maintain its existence as a Delaware limited partnership and to maintain CIF-Fairport Associates, LLC as its sole general partner and the legal and beneficial owner of at least 17.6% of the ownership interests of Fairport Associates, L.P.

                   (iii) Borrower shall cause CIF-Halifax Plaza Associates, LLC and CIF-Fairport Associates, LLC each to maintain its existence as a Delaware limited partnership and to maintain Cedar Operating Partnership as its sole member. Borrower shall not permit Cedar Operating Partnership to pledge, assign or grant a security interest in or otherwise transfer any ownership interest in CIF-Halifax Plaza Associates, LLC or CIF-Fairport Associates, LLC except as may be otherwise specifically permitted in Section 6.6.

                   (iv) Borrower shall cause Cedar Operating Partnership (A) to maintain its existence as a Delaware limited partnership and (B) to maintain Cedar REIT as its sole general partner and the legal and beneficial owner of at least twenty percent (20%) of the ownership interest of Cedar Operating Partnership.

                   (v) Borrower shall cause Existing Manager to maintain its existence as a New York limited liability company and to maintain Leo S. Ullman as its chief executive officer and the legal and beneficial owner of the majority of the ownership interests of Existing Manager.

               (b) Borrower shall advise Lender of the nature of any changes in its Partnership Agreement or Certificate of Limited Partnership promptly after any such changes, and Borrower shall not change such Partnership Agreement or Certificate of Limited Partnership in any manner which would adversely affect its ability to perform any of its obligations under any of the Loan Documents, without in each case obtaining the prior written approval of Lender. Borrower shall not engage in any other business, venture or undertaking except the ownership, development, operation and maintenance of the Project. Borrower shall not dissolve, merge or consolidate with any other Person or sell, transfer or otherwise dispose of any of its assets except in the ordinary course of business. Borrower shall not make any cash or other distributions or payments (whether in the nature of a return of capital, a loan payment, an interest payment, a return on capital, a distribution of profits or otherwise) to any of its partners or Affiliates, unless in each case such distribution is otherwise in compliance with the Loan Documents and there is no Event of Default or event which, with the giving of notice or the passage of time, or both, could be an Event of Default, then in existence under any of the Loan Documents. Borrower shall not assume, guarantee, endorse or otherwise become contingently liable upon, or responsible for, any obligations of others, except to endorse checks or drafts in the ordinary course of business.

         6.6. Transfer of Project. Borrower shall not, without in each case obtaining Lender's prior written consent, (a) except for Approved Leases, sell or transfer, or further encumber, whether voluntarily, involuntarily or by operation of law, or contract to sell or transfer, the Project or any part thereof, directly or indirectly, including, but not limited to, by deed, installment sale, long-term lease or assignment of lease, or (b) sell or transfer or permit any Person to sell or transfer, whether voluntarily, involuntarily or by operation of law, directly or indirectly, any ownership interest in Borrower, provided that there may be transfers of limited partner interests in Borrower and Fairport Associates, L.P. so long as Cedar Operating Partnership (i) remains the owner, directly or indirectly, of at least 1% of the ownership interests in Borrower and (ii) controls the management of Borrower. Any consent given by Lender hereunder shall pertain only to the proposed transfer for which the consent was requested and shall not obligate Lender to approve any further transfers or relieve any Person of liability to pay thereon.

         6.7. Borrower Indebtedness. Borrower shall not at any time create, incur, assume or suffer to exist any indebtedness of Borrower except (a) indebtedness represented by the Loan, (b) other indebtedness of Borrower to Lender, (c) unsecured indebtedness to its members, provided that there shall be no repayment of any such indebtedness if there is an Event of Default then in existence under any of the Loan Documents, and (d) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (i) each such account payable is payable not later than thirty (30) days after the original invoice date according to the original terms of sale and (ii) each such account payable is not overdue by more than thirty (30) days according to the original terms of sale, unless Borrower is disputing the amount or validity of same in good faith.

         6.8. Leases.

               (a) After the Closing Date Borrower shall not enter into any lease agreement affecting any portion of the Project other than an Approved Lease. For purposes hereof, an "Approved Lease" shall mean (i) each Existing Lease and all extensions and renewals thereof, (ii) any fully executed lease agreement between Borrower and a particular tenant relating to any portion of the Project which is on a form of lease which has been approved in writing by Lender, provides for a term of no more than five (5) years and covers less than 5,000 square feet of leasable space, and (iii) any lease which has been approved in writing by Lender. In any event, not more than five percent (5%) of the leasable space in the Project shall be leased to any one or more Affiliates of Borrower or either Guarantor or any Person which is indebted to Borrower or either Guarantor or any Person in which Borrower or either Guarantor possesses an ownership interest. Within ten (10) Business Days after receipt by Lender of Borrower's written request for Lender's approval or rejection of a proposed Approved Lease together with a copy of such proposed Approved Lease, Lender shall notify Borrower whether it approves or rejects such proposed Approved Lease; if Lender fails to so notify Borrower within such time period, Lender shall be deemed to have approved such proposed Approved Lease. Borrower shall deliver to Lender a copy of each Approved Lease within five (5) Business Days after it is fully executed. If required by Lender, in conjunction with the execution of an Approved Lease relating to any portion of the Project, the tenant thereunder shall execute an Estoppel Certificate and Subordination, Non-Disturbance and Attornment Agreement in form and substance satisfactory to Lender.

               (b) Without in each case obtaining the prior written consent of Lender, Borrower shall not (i) cancel or terminate or accept the surrender of any Approved Lease other than by the terms of such Approved Lease or following a default by the tenant thereunder, (ii) amend, modify or otherwise change any Approved Lease so as to decrease the term or reduce the rental due, or discount, compromise or forgive any amounts due, or diminish any tenant's obligation with regard to the payment of taxes, insurance and other sums, (iii) permit the payment of rent more than thirty (30) days in advance of the due date under any Approved Lease, or anticipate, encumber or assign the rents or any part thereof or any interest therein, (iv) release any guarantor or surety of any tenant's obligations under any Approved Lease, (v) waive any material default under or material breach of any Approved Lease, or (vi) take any other action in connection with any Approved Lease which would materially impair the value of the rights or interests of Borrower thereunder.

               (c) Borrower shall promptly (i) perform all of the provisions of the Approved Leases on the part of the landlord thereunder to be performed, (ii) enforce all of the material provisions of the Approved Leases on the part of the tenants thereunder to be performed, (iii) appear in and defend any action proceeding arising under, growing out of or in any manner connected with the Approved Leases or the obligations of Borrower as landlord or of the tenants thereunder, and (iv) deliver to Lender, within ten (10) days after request by Lender, a written statement containing the name of all tenants, the terms of all Approved Leases and the spaces occupied and rentals payable thereunder, and a statement of all Approved Leases which are then in default, including the nature and magnitude of the default.

         6.9. Management Agreements. Except for the Existing Management Agreement, Borrower shall not enter into any management agreement affecting any portion of the Project without in each case obtaining the prior written approval of Lender with respect to the identity of the proposed manager and the terms and conditions of the proposed management agreement, and Borrower shall not amend, modify or terminate the Existing Management Agreement or any previously approved management agreement without in each case obtaining the prior written approval of Lender. Without limiting the generality of the foregoing, Borrower agrees, and each management agreement including the Existing Management Agreement shall provide by its terms or in a separate document, that such management agreement shall be terminable without penalty or premium by Lender or its nominee following the occurrence of an Event of Default or at Lender's discretion, as set forth in the Mortgage, and that all payments under such management agreement are under and subject and subordinate in lien and priority of payment to the payment of all principal and interest under the Loan. Borrower will cause the manager including the Existing Manager to promptly perform and observe all of the covenants required to be performed and observed by such manager under such management agreement, promptly notify Lender with respect to any default under such management agreement and promptly deliver to Lender a copy of each notice, report, plan or statement delivered by such manager to Borrower pursuant to such management agreements.

         6.10. Property, Liability and Other Insurance. Borrower shall obtain and maintain (or cause to be obtained and maintained) during the term of the Loan, at its sole cost and expense and for the mutual benefit of Borrower and Lender, the following policies of insurance with respect to the Project:

               (a) Insurance against loss or damage by fire, lightning, windstorm. hail, explosion, vandalism, acts of terrorism, malicious mischief and damage from aircraft and vehicles, and smoke damage from such other hazards as are presently included in standard "all risk" property insurance in the same geographic area in which the Project is located. The amount of such insurance shall be as required by Lender from time to time, but not less than 100% of the "full replacement cost" of the buildings, structures, improvements and fixtures without deduction for depreciation (but excluding the value of roads, foundations, parking areas and similar improvements). During any period while the buildings and improvements on the Premises are being constructed or reconstructed or rehabilitated, the fire insurance required pursuant to this
Section 6.10 shall be in the form of a builder's "all risk" policy on a completed value, non-reporting basis, including collapse and transit coverage, with deductibles not to exceed $10,000, a "soft cost" endorsement in an amount satisfactory to Lender and such other endorsements as Lender may reasonably require.

               (b) Business interruption or rent loss insurance each in an amount as required by Lender from time to time but not for a period in excess of twelve (12) months and based on gross rents payable under all leases.

               (c) Flood insurance if any part of the Project is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program, in an amount equal to the lesser of the stated principal amount of the Loan and the maximum limit of coverage available with respect to the Project under such program.

               (d) Comprehensive general public liability insurance against claims for bodily injury or death and property damage occurring upon, in or about the Project to afford protection to the limit of not less than $1,000,000 per occurrence for bodily injury (including death) and property damage, with umbrella coverage of not less than $5,000,000. Such insurance shall be written on an "occurrence" basis rather than a "claims" basis to the extent obtainable at commercially reasonable rates.

               (e) Worker's compensation insurance in an amount equal to Borrower's full statutory liability and covering all of Borrower's or Existing Manager's employees, if any, wherever located.

               (f) Such other insurance on the Project, or any replacements or substitutions therefor, or additions thereto, and in such amounts as may from time to time be reasonably required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated.

Borrower also shall comply with all requirements regarding insurance set forth in the Mortgage and, in the event of any conflict between the insurance provisions in this Agreement and such provisions in the Mortgage, such provisions in the Mortgage shall control.

         6.11. Appraisals. In addition to the appraisals required pursuant to
Section 7.2(a), Lender shall be entitled to order and obtain an appraisal of the Project at any time and from time to time during the term of the Loan. Such appraisals shall be paid for by Lender; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower shall pay for such appraisals to the extent they are requested and provided to Lender not more than once during any six (6) month period.

         6.12. Environmental Reports. In addition to the Phase I environmental report required pursuant to Section 7.2(a), Lender shall be entitled to order and obtain an environmental report of the Project at any time and from time to time during the term of the Loan. Such environmental reports shall be paid for by Lender; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower shall pay for such environmental reports to the extent they are requested and provided to Lender not more than once during any six (6) month period.

         6.13. Bank Accounts. Borrower shall maintain with Lender all bank accounts relating to the Project, including construction deposit accounts, operating accounts and security deposit accounts. If Borrower fails to comply with the covenant contained in this Section 6.13, Lender shall have the right, in addition to such other rights and remedies as are available to it under this Agreement or otherwise, to increase by fifty (50) basis points the Adjusted LIBOR Rate or Adjusted Prime Rate otherwise applicable to the unpaid principal balance of the Loan for and during such period of non-compliance.

         6.14. Regulation U. No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         6.15. Broker's Fees. Borrower agrees to pay any and all fees, commissions and other compensation payable to any broker, finder or other intermediary in connection with the Loan (including, without limitation, the Broker) to the extent contracted by Borrower, and to indemnify, defend and hold harmless Lender from and against any and all claims, demands, losses or liabilities arising out of any claim for the payment of such charges.

         6.16. Lender's Costs. Borrower shall pay or reimburse Lender for all reasonable out-of-pocket and all extraordinary costs and expenses (including but not limited to reasonable attorneys' fees) incurred by Lender in connection with the preparation, review, modification and enforcement of the Loan Documents and the administration and collection of the Loan.

         6.17. Loan Fee. As compensation for the expenses of underwriting and evaluating the Loan, Borrower shall pay to Lender on the date hereof the sum of $44,000 ("Loan Fee"), less any portion thereof previously paid by Borrower to Lender. The Loan Fee shall be in addition to the interest and any and all other amounts which Borrower is required to pay under the Loan Documents.

                                    ARTICLE 7
                      CONDITIONS PRECEDENT TO LOAN ADVANCE

         The making of the Advance of the Loan by Lender to Borrower is subject to the satisfaction of the following conditions precedent:

         7.1. Delivery of Loan Documents. The Loan Documents shall have been properly executed by Borrower, Guarantors and the other parties thereto, as applicable, and delivered to Lender. The Mortgage, Assignment of Leases, Financing Statements and other documents intended to be placed of record shall have been duly recorded or filed in the appropriate public offices.

         7.2. Delivery of Other Documents. The following shall have been delivered to Lender at Borrower's expense, each of which must be in form and substance satisfactory to Lender:

               (a) Appraisal. An MAI appraisal of the Project prepared at Borrower's expense by an appraiser acceptable to Lender in accordance with the requirements of Title 11 of FIRREA which shall indicate a fair market value for the Project on an "as is" basis which is acceptable to Lender, and which otherwise shall be satisfactory in form and substance to Lender.

               (b) Property Condition Report. An engineer's report regarding the physical condition and structural integrity of the Improvements, which report shall be satisfactory in form and substance to Lender and performed at Borrower's expense by an independent engineer acceptable to Lender.

               (c) Environmental Report. A Phase I environmental report of the Project satisfactory in form and substance to Lender and performed at Borrower's expense by an independent environmental engineer acceptable to Lender.

               (d) Title Insurance. A marked-up title report of a reputable title insurance company satisfactory to Lender and licensed to do business in the Commonwealth of Pennsylvania, representing that company's commitment to issue in favor of Lender, but at the expense of Borrower, a standard ALTA mortgagee title insurance policy, insuring the lien of the Mortgage as a first lien on Borrower's fee simple interest in the Project, free and clear of all prior liens (including possible mechanics' liens) and encumbrances, subject only to such objections and exceptions as Lender may approve and containing such affirmative endorsements as Lender may require. It shall also be Borrower's responsibility to comply with any reinsurance requirements stipulated by Lender and to cause evidence of such reinsurance (with rights of direct access) to be provided in a form acceptable to Lender.

               (e) Property, Liability and Other Insurance. Evidence of such insurance as Lender may require pursuant to Section 6.10 and the Mortgage.

               (f) Survey. A plan of survey of the Premises prepared for and certified to Lender, by a registered land surveyor approved by Lender. The survey shall show the location and width of all easements and encroachments affecting the Premises, the location of all Improvements, curb-cuts, flood hazard areas and bodies of water abutting the Premises and all roads and utility lines abutting the Premises and shall certify whether the roads are publicly dedicated. The surveys shall comply with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping, shall be dated currently and shall be otherwise satisfactory to Lender.

               (g) Separate Tax Lot. Evidence satisfactory to Lender that the Premises constitutes a separate lot for real estate tax and assessment purposes (except to the extent the McDonald's Premises is currently also a separate lot for such purposes), and that the enforcement of any of the rights or remedies of Lender under the Loan Documents (including, without limitation, the right to cause the Premises to be sold at judicial or non-judicial sale) shall not be subject to or conditioned upon obtaining any Governmental Approvals.

               (h) Utility Services. Evidence that adequate utility services are available at the Premises, including water, sewer, electric and gas.

               (i) Governmental Approvals; Compliance with Laws. Evidence satisfactory to Lender that all Governmental Approvals have been obtained and remain in full force and effect, and that the ownership and operation of the Project is in compliance with all applicable Laws.

               (j) Existing Management Agreement. An executed copy of the Existing Management Agreement which shall be subject to review and approval by Lender. The Existing Management Agreement shall provide by its terms or in a separate document that the Existing Management Agreement shall be terminable without penalty or premium by Lender or its nominee following the occurrence of an Event of Default and that all payments under the Existing Management Agreement are under and subject and subordinate in lien and priority of payment to the payment of all principal and interest under the Loan.

               (k) Organizational Documents of Borrower. Copies of Borrower's Partnership Agreement and Certificate of Limited Partnership, together with any amendments thereto, and resolutions or other evidence of authority of CIF-Halifax Plaza Associates, LLC and Fairport Associates, L.P. authorizing the transaction contemplated by this Agreement, certified to be true, correct, and complete by Cedar Operating Partnership, together with a current good standing certificate for Borrower issued by the State of Delaware and a subsistence certificate issued by the Commonwealth of Pennsylvania.

               (l) Organizational Documents of CIF-Halifax Plaza Associates, LLC. Copies of CIF-Halifax Plaza Associates, LLC's Limited Liability Company Agreement and Certificate of Formation, together with any amendments thereto, and resolutions or other evidence of authority of Cedar Operating Partnership authorizing the transactions contemplated by this Agreement, certified to be true, correct and complete by Cedar Operating Partnership, together with a current good standing certificate for CIF-Halifax Plaza Associates, LLC issued by the State of Delaware.

               (m) Organizational Documents of Fairport Associates, L.P. Copies of Fairport Associates, L.P.'s Partnership Agreement and Certificate of Limited Partnership, together with any amendments thereto and resolutions or other evidence of authority of CIF-Fairport Associates, LLC and the limited partners of Fairport Associates, L.P. authorizing the transactions contemplated by this Agreement, certified to be true, correct and complete by Cedar Operating Partnership, together with a current good standing certificate for Fairport Associates, L.P. issued by the State of Delaware.

               (n) Organizational Documents of CIF-Fairport Associates, LLC. Copies of CIF-Fairport Associates, LLC's Limited Liability Company Agreement and Certificate of Formation, together with any amendments thereto, and resolutions or other evidence of authority of Cedar Operating Partnership authorizing the transactions contemplated by this Agreement, certified to be true, correct and complete by Cedar Operating Partnership, together with a current good standing certificate for CIF-Fairport Associates, LLC issued by the State of Delaware.

               (o) Organizational Documents of Cedar Operating Partnership. Copies of Cedar Operating Partnership's Partnership Agreement and Certificate of Limited Partnership, together with any amendments thereto, certified to be true, correct and complete by Cedar REIT, together with a current good standing certificate for Cedar Operating Partnership issued by the State of Delaware.

               (p) Organizational Documents of Existing Manager. Copies of Existing Manager's Operating Agreement and Certificate of Formation, together with any amendments thereto, and resolutions of the members of Existing Manager authorizing the execution and performance of the Existing Management Agreement, certified to be true, correct and complete by Leo S. Ullman or Brenda J. Walker, together with a current good standing certificate for Existing Manager issued by the State of New York and a current subsistence certificate for Existing Manager issued by the Commonwealth of Pennsylvania.

               (q) Financial Statements. Financial statements and tax returns for Guarantors for and as of the end of each of the last three (3) years preceding the Closing Date.

               (r) Legal Opinion. The favorable opinion of counsel to Borrower and Guarantors addressed to Lender, in form and substance satisfactory to Lender, covering such matters as Lender may require.

         7.3. Leases. Lender shall have approved all Existing Leases and each tenant thereunder shall have executed an Estoppel Certificate and Subordination, Non-Disturbance and Attornment Agreement in form and substance satisfactory to Lender (except in the case of the McDonald's Tenant, in which case Borrower shall have provided information and assurances in form and substance satisfactory to Lender). All other leases in the Project shall be Approved Leases.

         7.4. Other Documentary Requirements. Borrower shall have furnished to Lender such other instruments, documents and opinions as Lender shall require to evidence and secure the Loan and to comply with the provisions of this Agreement and the requirements of regulatory authorities to which Lender is subject.

         7.5. Borrower Equity. Borrower shall have furnished to Lender evidence satisfactory to Lender that Borrower has expended from its own funds (a) at least twenty percent (20%) of the aggregate purchase price of the Project and
(b) one hundred percent (100%) of all other amounts payable in connection with the purchase of the Project and the closing of the Loan.

         7.6. Fees, Charges. and Premiums. Borrower shall have paid all premiums on insurance policies required by the Mortgage, all conveyancing and recording charges in connection with the closing of the Loan, the Loan Fee, all legal fees and disbursements of Lender's attorneys in connection with this transaction, and for any transfer or documentary stamp taxes due under any Federal, State or municipal Law.

                                   ARTICLE 8
                                EVENTS OF DEFAULT

         8.1. Events of Default. The occurrence of any one or more of the following shall, at the option of Lender, constitute an event of default (each, an "Event of Default") hereunder (except for defaults under subsection 8.1(f) or
(g) below, each of which shall automatically and without any action by Lender constitute an Event of Default hereunder):

               (a) Any representation or warranty or financial statement of Borrower or Guarantors under this Agreement or under any of the other Loan Documents shall be untrue in any material adverse respect when made (including by omission of material information necessary to make such representation or warranty or financial statement not misleading), as to subsections 5.1(c), 5.1(e), 5.2(f), 5.2(g) and 5.2(h) without giving effect to any qualifications therein as to its or their knowledge;

               (b) Borrower shall have failed to observe and perform any of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement and, except for the events specified in the following subsections of this Section 8.1 (which shall be subject to the grace or cure periods, if any, provided therein), such Default shall not have been cured within thirty (30) days after written notice of such default shall have been given to Borrower; provided that, if such Default is curable but not reasonably capable of cure within such thirty (30) day period, Borrower shall have such further period, not to exceed a period of sixty (60) days in the aggregate, as may be required to cure such Default, on the condition that Borrower commences such cure within the original thirty (30) day period and thereafter diligently prosecutes such cure to completion;

               (c) Borrower shall have failed to make any payment of principal or interest on the Loan when due, and such Default, other than with respect to the final payment of principal on the Maturity Date (as to which no cure period applies), shall not be cured within eight (8) days after such due date;

               (d) An Event of Default shall have occurred under any other Loan Document;

               (e) Any event of default (after giving effect to any applicable notice and cure periods) shall have occurred under any document, instrument or agreement, evidencing, securing, governing or otherwise relating to the loan dated this date, in the maximum principal amount of $5,440,000, from Lender to Newport Plaza Associates, L.P., d/b/a Newport Plaza Shopping Center.

               (f) Any event of default (after giving effect to any applicable notice and cure periods) shall have occurred under any Hedging Contract or other documents creating Hedging Obligations;

               (g) A petition shall have been filed by Borrower or either Guarantor under any of the provisions of the United States Bankruptcy Code, as amended, or any other Federal or state insolvency or similar Law; or such petition shall have been filed against Borrower or either Guarantor or a receiver shall have been appointed in a debtor's proceeding for Borrower or either Guarantor or any part of its property or assets, or for the Premises or the Improvements, and such petition or receivership shall continue unstayed and in effect for a period of ninety (90) days;

               (h) Borrower or either Guarantor shall have made an assignment for the benefit of its creditors;

               (i) There shall have occurred a material adverse change in the financial condition of Borrower or either Guarantor, as determined by Lender; or

               (j) Any execution shall have been levied against any part of the Project or against any other property of Borrower and shall continue unstayed and in effect for a period of sixty (60) days.

         8.2. Remedies. Upon the occurrence of any Event of Default beyond any applicable cure periods, Lender may exercise any or all of the following rights and remedies as Lender may deem necessary or appropriate:

               (a) Declare immediately due and payable all monies advanced hereunder which are then unpaid, with all arrearages of interest, and accordingly accelerate payment thereof;

               (b) Enter upon the Project and take possession thereof, together with the Improvements (whether in the course of construction or completed), and all materials, supplies, tools, equipment and construction facilities and appliances located thereon, and proceed either in the name of Lender or in the name of Borrower, as Lender shall elect. For this purpose, Borrower agrees that Lender shall have the right, and hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact coupled with an interest, with full power of substitution, (i) to use any funds of Borrower (including any funds which may be held in a cash collateral account and any funds which remain unadvanced hereunder, which Borrower for such purpose hereby quitclaims to Lender) for payment of the Loan, (ii) to pay, settle or compromise all existing bills and claims which are or may be liens against the Project or may be necessary or desirable for the clearance of title, (iii) to prosecute and defend all actions or proceedings in connection with the Project and to take such action and require such performance as Lender deems necessary, and (iv) generally to do any and every act with respect to the construction, occupancy and use of the Project as Borrower may do in its own behalf; and any sums expended or incurred by Lender for any of the foregoing purposes shall be added to the indebtedness evidenced by the Note, shall be secured by the Mortgage and the other Loan Documents and shall be paid by Borrower to Lender on demand with interest thereon at the Default Rate until paid;

               (c) Exercise all other remedies available to Lender under any of the Loan Documents (subject to any applicable limitations on liability contained in the Loan Documents), or available to Lender under applicable Law, it being the intention of the parties that the remedies provided in this Agreement shall be in addition to and not in substitution of the rights and remedies which would otherwise be vested in Lender at law or in equity, all of which rights and remedies are specifically reserved by Lender, and the failure of Lender to exercise any remedy herein provided shall not constitute a waiver by Lender nor preclude the resort to any other appropriate remedy or remedies herein provided or prevent the subsequent or concurrent resort to any other remedy or remedies which by law or equity shall be vested in Lender for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Borrower hereunder, and any waiver by Lender of any rights or remedies hereunder must, to be effective, be in writing, and such waiver shall be limited in its effect to the condition or default specified therein, but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon;

               (d) If an Event of Default specified in subsections (f) or (g) of
Section 8.1 shall occur or exist, then, in addition to all other rights and remedies which Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the unpaid principal amount of the Loan, interest accrued thereon and all other obligations of Borrower to Lender shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, Lender may exercise such other remedies as may be available to Lender under applicable Law;

               (e) It is agreed that, in addition to all other rights hereunder or under Law, Lender shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise;

               (f) Lender shall have and is hereby granted, as security for all liabilities of Borrower to Lender, a right of set-off, a lien upon and a security interest in all property of Borrower now or at any time hereafter in Lender's possession in any capacity whatsoever, including, without limitation, any balance or share of (i) any deposit, trust or agency account and (ii) any proceeds, payments or other amounts which Borrower has received or will receive with respect to or under any Hedging Contract.

               (g) During the continuance of any Event of Default beyond any applicable cure periods and for so long as such Event of Default remains uncured, Lender is appointed as attorney-in-fact of Borrower for the purposes of carrying out the provisions of this Section 8.2 and taking any action and executing any instruments which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1. Notices. Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be in writing and shall be delivered by hand, nationally recognized overnight courier or U.S. mail (certified, return receipt requested) to the respective parties at the following addresses or in accordance with any subsequent unrevoked written direction from any party to the others:

                           If to Borrower:

                           Halifax Plaza Associates, L.P.
                           c/o Cedar Bay Realty Advisors, Inc.
                           44 South Bayles Avenue, Suite 304
                           Port Washington, NY  11050
                           Attention:  Mr. Leo Ullman
                           with a copy to:

                           Stuart H. Widowksi, Esquire
                           c/o Cedar Bay Realty Advisors, Inc.
                           44 South Bayles Avenue, Suite 304
                           Port Washington, NY  11050

                           If to Lender:

                           Citizens Bank Of Pennsylvania
                           2001 Market Street, 6th Floor
                           Philadelphia, Pennsylvania  19103-7053
                           Attention:  Real Estate Department

                           with a copy to:

                           Pepper Hamilton LLP
                           400 Berwyn Park
                           899 Cassatt Road
                           Berwyn, Pennsylvania  19312
                           Attention:   David H. Huggler, Esq.

All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of hand-delivered notice, when hand delivered, (b) if given by U.S. mail, upon delivery or, if delivery is refused, on date delivery is first attempted, and (c) if given by any other means (including by air courier), when delivered.

         9.2. Prior Understandings; Entire Agreement. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise. This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents.

         9.3. Severability. Every provision of this Agreement and each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction. this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         9.4. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this

Agreement. This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         9.5. Publicity. Lender shall have the right, from time to time hereafter, after reasonable consultation with Borrower, to publicize and advertise in any manner Lender's extension of the Loan for the benefit of the Project.

         9.6. Non-Merger of Remedies. The covenants and obligations of Borrower and the rights and remedies of Lender hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Obligations. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, the post-judgment interest rate shall be the applicable Default Rate.

         9.7. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default shall be effective only as to such specific default and shall not apply to any subsequent default.

         9.8. Amendments. Any term, covenant, agreement or condition of any Loan Document to which Lender is party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by Lender.

         9.9. Successors and Assigns.

               (a) Assignments by Borrower. Without the prior written consent of Lender, Borrower may not assign any of its rights or delegate any of its duties or obligations under this Agreement or any other Loan Document.

               (b) Participations by Lender. Lender may sell participations to one or more Eligible Institutions of all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of its obligations under this Agreement, (iii) all amounts payable by Borrower under this Agreement shall be determined as if Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than Lender would have been entitled to receive in respect of the amount of the participation transferred by Lender to such participant had no such transfer occurred, (iv) such participant shall agree to be bound by the provisions of this Agreement and the other Loan Documents, and (v) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement, and Lender shall retain the sole rights and responsibility vis-a-vis Borrower to enforce the obligations of Borrower relating to the Loan including the right to approve any amendment, modification or waiver of any provision of this Agreement.

               (c) Assignments by Lender. Lender shall have the unrestricted right at any time or from time to time, and without Borrower's or Guarantors' consent, to assign all or any portion of its rights and obligations under the Loan to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and Guarantors agree that they shall execute, or cause to be executed, such documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment; provided, however, that only one set of notes shall be outstanding at one time. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligation hereunder and thereunder to a corresponding extent. Borrower shall furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

               (d) Confidential Information. Borrower acknowledges that participations and assignments by Lender may require that certain confidential information be released to third parties for the purpose of evaluation of the Loan. Lender shall use reasonable efforts to limit the distribution of such confidential information to such third parties and their respective employees and agents. Borrower acknowledges that Lender will not responsible to Borrower or Guarantors for the actions of third parties because of their disclosure or misuse of the information given to them. Participants and assignees shall be bound by this Section 9.9(d).

         9.10. Counterparts; Photocopied or Telecopied Signature Pages. Any Loan Document (other than the Note) may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be as effective as delivery of a manually executed counterpart of such Loan Document.

         9.11. Indemnification.

               (a) Borrower shall, upon demand, pay or reimburse Lender for, and indemnify and save Lender and its respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "Indemnitees") harmless from and against, any and all losses, liabilities, claims, damages (excluding consequential damages), expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by any other Loan Document, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of the Loan, any transaction contemplated by the Loan Documents but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that Borrower proves were the result of the gross negligence or willful misconduct of such Indemnitee(s) or arose solely out of disputes between or among Indemnitee(s), as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of Borrower under this subsection (a), or any other indemnification obligation of Borrower hereunder or under any other Loan Document are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

               (b) The indemnities contained herein shall survive repayment of the Obligations and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loan, foreclosure, deed in lieu of foreclosure or otherwise until the expiration of all applicable statutes of limitation and repose.

               (c) The foregoing amounts are in addition to any other amounts which may be due and payable to Lender under this Agreement.

         9.12. Expenses. Borrower agrees to pay promptly or cause to be paid promptly and to hold harmless:

               (a) Lender against liability for the payment of all reasonable out-of-pocket and all extraordinary costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (ii) the administration and performance of this Agreement and the other Loan Documents, and (iii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

               (b) Lender against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (i) collection or enforcement of the Loan or other Obligation, and (ii) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

               (c) Lender against liability for all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes (other than Lender's income taxes) and all similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Documents.

         9.13. Certain Waivers by Borrower. Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations (other than notices required to be given by Lender pursuant to the terms of this Agreement or any other Loan Document) and any requirement that Lender exhaust any right or take any action against any other Person or any collateral or other direct or indirect security for any of the Obligations. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that Lender may commence an action against Borrower whether or not any action is brought against any collateral and it shall be no defense to any action brought against Borrower that Lender has failed to bring an action against any collateral.

         9.14. Set-Off. Borrower hereby grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender and its successors and assigns or in transit to any of them. At any time after an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         9.15. Certain Borrower Acknowledgments. Borrower hereby acknowledges that Lender has no fiduciary relationship with, or any fiduciary duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between Lender, on the one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         9.16. Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

               (a) Consent to Jurisdiction. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Note and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of the Loan Documents, Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state. Borrower hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against Lender in any court outside the Commonwealth of Pennsylvania. For the purpose of enforcing the performance of obligations by Lender under the Loan Documents, or in any other matter relating to, or arising out of the Loan Documents, Lender hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail directed to Lender at the address provided for in Section 9.1 and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. The provisions of this Section 9.16 shall not limit or otherwise affect the right of Lender to institute and conduct an action in any other appropriate manner, jurisdiction or court.

               (b) WAIVER OF JURY TRIAL; DAMAGES. BORROWER AND LENDER (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN. EACH PARTY TO THIS AGREEMENT (I) CERTIFIES THAT NEITHER LENDER NOR ANY REPRESENTATIVE, OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY,

AMONG OTHER THINGS. THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION (B) OF SECTION 9.16. THE PROVISIONS OF THIS SECTION 9.16 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.16 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         9.17. No Third Party Beneficiaries. The parties hereto do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained herein or in the Note, Mortgage, or any other document executed in connection with this transaction, or any conduct or course of conduct by any of the parties hereto, or their respective affiliated companies, agents or employees, before or after signing this Agreement or any of the other aforesaid documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against Lender, or any of its officers, agents or employees, in favor of any Person other than Borrower.

         9.18. Replacement of Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, or any security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or security document in connection with such replacement, Borrower will issue, in lieu thereof, a replacement Note or security document in the same principal amount thereof and otherwise of like tenor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF. the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                     HALIFAX PLAZA ASSOCIATES, L.P., a Delaware limited partnership, by its sole general partner, as follows:

                                         CIF-Halifax Plaza Associates, LLC, a
                                         Delaware limited liability company,
                                         by its sole member, as follows:

                                           Cedar Income Fund Partnership, L.P.,
                                           a Delaware limited partnership, by
                                           its sole general partner, as follows:

                                                Cedar Income Fund, Ltd., a
                                                Maryland corporation

Attest:________________________                 By:_____________________________
       Stuart H. Widowski                          Brenda J. Walker
       Secretary                                   Vice President


                                     CITIZENS BANK OF PENNSYLVANIA


                                     By:________________________________
                                        Robert L. Schopf
                                        Vice President

                                    Exhibit A
                                    ---------

                          Legal Description of Premises
                          -----------------------------

                                    Exhibit B
                                    ---------

                                 Existing Leases
                                 ---------------

Article 1 DEFINITIONS; CONSTRUCTION...............................................................................1

   1.1.  CERTAIN DEFINITIONS......................................................................................1
   1.2.  CONSTRUCTION.............................................................................................8
   1.3.  ACCOUNTING PRINCIPLES....................................................................................9

Article 2 THE LOAN................................................................................................9

   2.1.  COMMITMENT TO LEND.......................................................................................9
   2.2.  PROMISSORY NOTE..........................................................................................9
   2.3.  LOAN DOCUMENTS...........................................................................................9
   2.4.  ADDITIONAL SECURITY.....................................................................................11
   2.5.  RELEASE OF SECURITY.....................................................................................11

Article 3 INTEREST RATE PROVISIONS...............................................................................12

   3.1.  INTEREST RATES..........................................................................................12
   3.2.  COMPUTATION OF INTEREST.................................................................................12
   3.3.  LIBOR RATE LENDING UNLAWFUL.............................................................................13
   3.4.  LIBOR RATE LENDING IMPRACTICAL..........................................................................13
   3.5.  INCREASED COSTS DUE TO BORROWER.........................................................................13
   3.6.  INCREASED COSTS DUE TO CHANGE IN LAW....................................................................14
   3.7.  INCREASED CAPITAL COSTS OF LENDER.......................................................................14
   3.8.  TAXES...................................................................................................15

Article 4 LOAN PAYMENT PROVISIONS; MATURITY DATE.................................................................16

   4.1.  INTEREST AND PRINCIPAL PAYMENTS; MATURITY DATE..........................................................16
   4.2.  PREPAYMENTS.............................................................................................16
   4.3.  LATE PAYMENT CHARGE.....................................................................................17
   4.4.  PAYMENTS BY BORROWER IN GENERAL.........................................................................17

Article 5 REPRESENTATIONS AND WARRANTIES.........................................................................18

   5.1.  RELATING TO BORROWER AND ITS AFFILIATES.................................................................18
   5.2.  RELATING TO THE PROJECT.................................................................................21
   5.3.  SURVIVAL OF REPRESENTATIONS.............................................................................23

Article 6 COVENANTS..............................................................................................23

   6.1.  FINANCIAL STATEMENTS; TAX RETURNS.......................................................................23
   6.2.  FINANCIAL COVENANTS.....................................................................................24
   6.3.  DEBT SERVICE COVERAGE DETERMINATIONS....................................................................25
   6.4.  REPORTS.................................................................................................26
   6.5.  MAINTENANCE OF EXISTENCE; COMPOSITION; BUSINESS.........................................................26
   6.6.  TRANSFER OF PROJECT.....................................................................................27
   6.7.  BORROWER INDEBTEDNESS...................................................................................27
   6.8.  LEASES..................................................................................................28
   6.9.  MANAGEMENT AGREEMENTS...................................................................................29
   6.10. PROPERTY, LIABILITY AND OTHER INSURANCE.................................................................29
   6.11. APPRAISALS..............................................................................................30


   6.12.  ENVIRONMENTAL REPORTS..................................................................................30
   6.13.  BANK ACCOUNTS..........................................................................................30
   6.14.  REGULATION U...........................................................................................31
   6.15.  BROKER'S FEES..........................................................................................31
   6.16.  LENDER'S COSTS.........................................................................................31
   6.17.  LOAN FEE...............................................................................................31

Article 7 CONDITIONS PRECEDENT TO LOAN ADVANCE...................................................................31

   7.1.  DELIVERY OF LOAN DOCUMENTS..............................................................................31
   7.2.  DELIVERY OF OTHER DOCUMENTS.............................................................................31
   7.3.  LEASES..................................................................................................34
   7.4.  OTHER DOCUMENTARY REQUIREMENTS..........................................................................34
   7.5.  BORROWER EQUITY.........................................................................................34
   7.6.  FEES, CHARGES. AND PREMIUMS.............................................................................34

Article 8 EVENTS OF DEFAULT......................................................................................34

   8.1.  EVENTS OF DEFAULT.......................................................................................34
   8.2.  REMEDIES................................................................................................36

Article 9 MISCELLANEOUS..........................................................................................37

   9.1.  NOTICES.................................................................................................37
   9.2.  PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT..................................................................38
   9.3.  SEVERABILITY............................................................................................38
   9.4.  DESCRIPTIVE HEADINGS; GOVERNING LAW.....................................................................38
   9.5.  PUBLICITY...............................................................................................39
   9.6.  NON-MERGER OF REMEDIES..................................................................................39
   9.7.  NO IMPLIED WAIVER; CUMULATIVE REMEDIES..................................................................39
   9.8.  AMENDMENTS..............................................................................................39
   9.9.  SUCCESSORS AND ASSIGNS..................................................................................39
   9.10. COUNTERPARTS; PHOTOCOPIED OR TELECOPIED SIGNATURE PAGES.................................................40
   9.11. INDEMNIFICATION.........................................................................................41
   9.12. EXPENSES................................................................................................41
   9.13. CERTAIN WAIVERS BY BORROWER.............................................................................42
   9.14. SET-OFF.................................................................................................42
   9.15. CERTAIN BORROWER ACKNOWLEDGMENTS........................................................................42
   9.16. CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL........................................43
   9.17. NO THIRD PARTY BENEFICIARIES............................................................................44
   9.18. REPLACEMENT OF NOTE.....................................................................................44


================================================================================


                                 LOAN AGREEMENT

                          Dated ________________, 2003

                                 by and between

                   HALIFAX PLAZA ASSOCIATES, L.P., as Borrower

                                       and

                    CITIZENS BANK OF PENNSYLVANIA, as Lender


================================================================================